UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☐	Soliciting Material Pursuant to §240.14a-12
Bookham, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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BOOKHAM, INC.
2584 Junction Avenue
San Jose, California 95134

Notice of Special Meeting of Stockholders
To be held on March 22, 2006

To the stockholders of Bookham, Inc.:

The special meeting of stockholders of Bookham, Inc., a Delaware corporation, will be held on Wednesday, March 22, 2006 at 9:00 a.m., local time, at Beverly Heritage Hotel, 1820 Barber Lane, Milpitas, California 95035 for the purpose of considering and voting upon the following matters:

1. To approve the issuance of 1,106,477 shares of common stock upon the conversion of our 7.0% senior unsecured convertible debentures, together with the issuance of an additional 178,989 shares of our common stock, warrants to purchase 95,461 shares of common stock and 95,461 shares of common stock issuable upon exercise of the warrants pursuant to a securities exchange agreement with the holders of our 7.0% senior unsecured convertible debentures; and

2. To transact such other business as may properly come before the special meeting or any postponements or adjournments thereof, including to consider any procedural matters incident to the conduct of the special meeting, such as the postponement of the special meeting in order to solicit additional proxies to vote in favor of the matter presented at the special meeting.

Our board of directors has no knowledge of any other business to be transacted at the special meeting.

Holders of record of our common stock at the close of business on February 7, 2006 are entitled to receive this notice and to vote at the special meeting.

We encourage you to attend the special meeting in person. However, in order to make sure that you are represented at the special meeting, we urge you to complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope.

By order of the Board of Directors,

Peter F. Bordui
Chairman of the Board of Directors

February 22, 2006

Proxy Statement
STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING
HOUSEHOLDING OF PROXY STATEMENT
OTHER MATTERS

BOOKHAM, INC.
2584 Junction Avenue
San Jose, California 95134

Proxy Statement

For the Special Meeting of Stockholders
To be held on March 22, 2006

This proxy statement is furnished to you in connection with the solicitation of proxies by our board of directors for the special meeting of stockholders to be held on Wednesday, March 22, 2006 at 9:00 a.m., local time, at Beverly Heritage Hotel, 1820 Barber Lane, Milpitas, California 95035, including any postponements or adjournments thereof.

The notice of the special meeting, this proxy statement and the enclosed proxy are first being mailed to stockholders on or about February 22, 2006.

Voting of Proxies

All shares held by stockholders who are entitled to vote and who are represented at the special meeting by properly executed proxies received prior to or at the special meeting will be voted in accordance with the instructions indicated on the proxy card, unless it is revoked prior to the vote. If a proxy card does not specify how the proxy is to be voted with respect to a particular matter, the shares will be voted “FOR” approval of the matter.

A proxy may be revoked before it is used to cast a vote. To revoke a proxy, a stockholder must:

•	file with the corporate secretary of the company, at or before the taking of the vote, a written notice of revocation bearing a later date than the proxy;

•	duly execute a later dated proxy relating to the same shares and deliver it to the corporate secretary of the company before the taking of the vote; or

•	attend the special meeting and vote in person. Attendance at the special meeting, if a stockholder does not vote, will not be sufficient to revoke a proxy.

Any written notice of revocation or subsequent proxy should be sent to us at the following address: Bookham, Inc., 2584 Junction Avenue, San Jose, California 95134, Attention: Corporate Secretary.

Stockholders Entitled to Vote

Our board of directors has fixed February 7, 2006 as the record date for the determination of stockholders entitled to vote at the special meeting. Only holders of record of our common stock at the close of business on the record date are entitled to notice of and to vote at the special meeting. However, the shares of common stock beneficially owned by the holders of our 7.0% senior unsecured convertible debentures who received shares of our common stock and warrants to purchase shares of our common stock pursuant to the securities exchange agreement, described below, will not be counted towards the approval of the matter presented at the special meeting. On February 7, 2006, there were 55,353,207 shares of our common stock outstanding and entitled to vote. Each share of common stock will have one vote for each matter to be voted upon at the special meeting.

Votes Required

The holders of at least a majority in voting power of the shares of our common stock issued and outstanding and entitled to vote at the special meeting will constitute a quorum for the transaction of business at the special meeting. Shares of common stock present in person or represented by proxy, including shares which abstain or do not vote with respect to the matter presented for stockholder approval at the special meeting, will be counted for purposes of determining whether a quorum is present at the special meeting. In addition, shares held by the holders of our 7.0% senior unsecured convertible debentures who received shares of our common stock and warrants to purchase shares of our common stock pursuant to the securities exchange agreement will be included in determining the number of shares present and voting at the meeting for purpose of determining the presence of a quorum, even though those shares would not be counted towards the approval of the matter presented at the special meeting.

Brokers do not have discretionary voting authority to vote shares for which they are the holder of record with respect to the matter presented for stockholder approval at the special meeting, which means that shares cannot be voted by brokers, although they will be counted in determining whether a quorum is present. Accordingly, broker non-votes and abstentions will have no effect on the voting on the matter presented for stockholder approval at the special meeting.

The affirmative vote of the majority of the total votes cast in person or by proxy on the matter at the special meeting (other than by the holders of our 7.0% senior unsecured convertible debentures who received shares of our common stock and warrants to purchase shares of our common stock pursuant to the securities exchange agreement) is required to approve the matter presented for stockholder approval at the special meeting.

Security Ownership of Certain Beneficial Owners and Management

The following table shows the number of shares of our common stock beneficially owned as of January 20, 2006 by each entity or person who is known to us to own 5% or more of our common stock, each director, each named executive officer, and all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Except as indicated by footnote, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Options to purchase shares of common stock that are exercisable within 60 days of January 20, 2006 are deemed to be beneficially owned by the person holding such options for the purpose of computing ownership of such person, but are not treated as outstanding for the purpose of computing the ownership of any other person. Applicable percentage of beneficial ownership is based on 55,353,207 shares of common stock outstanding as of January 20, 2006.

The address of each of our executive officers and directors is c/o Bookham, Inc., 2584 Junction Avenue, San Jose, California 95134.

				Options
				Included in Shares
	Shares Beneficially Owned			Beneficially Owned
Name of Beneficial Owner	Number		Percent	Number

5% Stockholders
AMVESCAP PLC(1)	8,624,766		15.6%	—
11 Devonshire Square
London EC2M 4YR
England
GLG North American Opportunity Fund(2)	4,697,026		8.5%	—
c/o GLG Partners
1 Curzon Street
London W1J 5HB
England
Nortel Networks Corporation(3)	3,999,999		7.2%	—
8200 Dixie Road
Brampton, Ontario L6T 5P6
Canada

Executive Officers and Directors
Stephen Abely	352,450		*	—
Giorgio Anania	655,054		1.4%	108,882
Jim Haynes	147,384		*	22,384
Michael Scott(4)	31,250		*	31,250
Stephen Turley	90,000		*	—
Peter Bordui	26,150		*	16,150
Joseph Cook	27,783		*	17,783
Lori Holland	68,664		*	58,664
Liam Nagle	20,000		*	10,000
W. Arthur Porter	59,743		*	49,743
David Simpson	81,591	(5)	*	61,591
All executive officers and directors as a group (10 persons) (6)	1,528,819		3.4%	345,197

*	Represents beneficial ownership of less than 1%.

(1)	Of these shares, 923,582 are held by INVESCO Asset Management Ireland Limited and 7,701,184 are held by INVESCO Asset Management Limited. The information is based on an Amendment No. 3 to Schedule 13G filed by AMVESCAP PLC with the SEC on February 13, 2006.

(2)	Of these shares, 110,000 are held by GLG European Opportunity Fund, 3,229,000 are held by GLG North American Opportunity Fund, 836,000 are held by GLG Technology Fund, 306,400 are held by GLG Investments plc though its subfund GLG North American Equity Fund, 13,038 are held by Lyxor/GLG Pan European Equity Fund Ltd., 63,600 are held by The Century Fund SICAV, 4,843 are held by Orchestra Sub-Funds SPC, 35,702 are held by GLG Equities Long-Short CI, 7,800 are held by Citi GLG European Hedge Fund Ltd, 59,779 are held by Lyxor/GLG North American Alternative Equity Fund Ltd, 28,539 are held by Citi GLG North American Fund Ltd., and 2,325 are held by Sphinx Long/Short GLG Fund. The information is based on a Schedule 13G filed by GLG North American Opportunity Fund with the SEC on December 23, 2005.

(3)	The information is based on an Amendment No. 5 to Schedule 13D filed by Nortel Networks Corporation with the SEC on December 7, 2004.

(4)	Dr. Scott retired as chief technology officer in June 2005.

(5)	Of these shares, 10,000 are jointly owned by Dr. Simpson’s spouse.

(6)	These numbers do not include shares of common stock and shares underlying options held by Dr. Scott, who retired as chief technology officer in June 2005.

PROPOSAL — APPROVAL OF THE ISSUANCE OF 1,106,477 SHARES OF COMMON STOCK UPON THE CONVERSION OF OUR 7% SENIOR UNSECURED CONVERTIBLE DEBENTURES, TOGETHER WITH AN ADDITIONAL 178,989 SHARES OF OUR COMMON STOCK, WARRANTS TO PURCHASE 95,461 SHARES OF COMMON STOCK AND THE 95,461 SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THE WARRANTS UNDER A SECURITIES EXCHANGE AGREEMENT WITH THE HOLDERS OF OUR 7.0% SENIOR UNSECURED CONVERTIBLE DEBENTURES

We are seeking stockholder approval of the issuance of 1,106,477 shares of common stock upon the conversion of our 7% senior unsecured convertible debentures, together with an additional 178,989 shares of our common stock, warrants to purchase 95,461 shares of common stock and the 95,461 shares of common stock issuable upon exercise of the warrants in accordance with the Marketplace Rules of the NASDAQ Stock Market. We are required to seek stockholder approval of the issuance of these shares and warrants because these shares and warrants, when combined with the shares of common stock and shares of common stock issuable upon exercise of warrants we issued on January 13, 2006 pursuant to an exchange agreement and a securities exchange agreement, would result in the potential issuance of over 20% of the number of outstanding shares of our common stock on January 13, 2006.

On January 13, 2006, we entered into an exchange agreement with certain accredited institutional investors, including the holders of our 7.0% senior unsecured convertible debentures. Pursuant to the terms of the exchange agreement, we issued an aggregate of 5,120,793 shares of common stock and warrants to purchase an aggregate of up to 686,000 shares of common stock to the investors in exchange for the $25.86 million aggregate principal amount of our Amended and Restated Series B-1 Senior Secured Note Due 2006, which was retired and cancelled. The warrants are exercisable from July 13, 2006 to January 13, 2011 at an exercise price per share of $7.00.

Also on January 13, 2006, we entered into a securities exchange agreement with the holders of our 7.0% senior unsecured convertible debentures pursuant to which the debenture holders exercised their rights to convert a portion of the debentures, resulting in the conversion of an aggregate of $19,414,378 principal amount of the debentures and the issuance of an aggregate of 3,529,887 shares of our common stock. In addition, pursuant to the securities exchange agreement, we paid the debenture holders an aggregate of $1,717,663.16 in cash and issued to the debenture holders an aggregate of 571,011 additional shares of common stock and warrants to purchase an aggregate of up to 304,539 shares of common stock. These warrants are exercisable from July 13, 2006 to January 13, 2011 at an exercise price per share of $7.00.

Subject to the approval of our stockholders pursuant to the rules of the NASDAQ Stock Market and the terms of the securities exchange agreement, each of the debenture holders has agreed to exercise its right to convert its remaining debentures, which will result in the conversion of an aggregate $6,085,623 principal amount of the debentures and the issuance of an aggregate of 1,106,477 shares of common stock. The terms of the securities exchange agreement also provide that we will pay the debenture holders upon such conversion an aggregate of $538,408.51 in cash and issue to the debenture holders an aggregate of 178,989 additional shares of common stock and warrants to purchase an aggregate of up to 95,461 shares of common stock, which will be exercisable from July 13, 2006 to January 13, 2011 at an exercise price per share of $7.00. We are seeking stockholder approval for the issuance of the 1,106,477 shares of common stock upon conversion of the debentures, together with the 178,989 additional shares of common stock, warrants to purchase an aggregate of up to 95,461 shares of common stock and 95,461 shares of common stock issuable upon exercise of the warrants.

If we do not obtain stockholder approval of this proposal, the debenture holders will not be obligated to convert the $6,085,623 aggregate principal amount of outstanding debentures, and the debentures will remain outstanding and be convertible into 1,106,477 shares of common stock in accordance with their existing terms.

The board of directors recommends a vote “FOR” this proposal to approve the issuance of 1,106,477 shares of common stock upon the conversion of our 7.0% senior unsecured convertible debentures, together with the issuance of an additional 178,989 shares of our common stock, warrants to purchase 95,461 shares of common stock and the 95,461 shares of common stock issuable upon exercise of the warrants under a securities exchange agreement with the holders of our 7.0% senior unsecured convertible debentures.

Stockholder Approval Requirement

We are seeking stockholder approval of the issuance of 1,106,477 shares of common stock upon the conversion of our 7.0% senior unsecured convertible debentures, together with the issuance of an additional 178,989 shares of our common stock, warrants to purchase 95,461 shares of common stock and 95,461 shares of common stock issuable upon exercise of the warrants in accordance with the Marketplace Rules of the NASDAQ Stock Market. These rules are applicable to us because our common stock is listed on the NASDAQ National Market. Rule 4350(i)(1)(D) of the Marketplace Rules of the NASDAQ Stock Market requires stockholder approval of the issuance of securities in a transaction other than a public offering involving the potential issuance of 20% or more of the common stock outstanding before the issuance for less than the greater of the book or market value of the stock.

We have been informed by the NASDAQ Stock Market that it considers the transactions contemplated by the exchange agreement and the securities exchange agreement as one transaction for purposes of the stockholder approval requirements of Rule 4350(i)(1)(D). Accordingly, the number of shares of common stock issued or issuable under these agreements must be aggregated for purposes of determining whether stockholder approval is required.

The issuance of the common stock and warrants on January 13, 2006 pursuant to the exchange agreement and the securities exchange agreement did not require stockholder approval under Rule 4350(i)(1)(D) because the number of shares of common stock issued or issuable upon exercise of the warrants was less than 20% of the 46,131,516 shares of our common stock outstanding on January 13, 2006. However, the proposed issuance of 1,106,477 shares of common stock upon conversion of the remaining outstanding debentures, together with the 178,989 additional shares of common stock and warrants to purchase an aggregate of up to 95,461 shares of common stock, when combined with the common stock and warrants issued on January 13, 2006, could result in a total number of shares being issued which exceeds 20% of the number of outstanding shares of our common stock on January 13, 2006. As a result, we would need stockholder approval under the Marketplace Rules to issue the 1,106,477 shares of common stock issuable upon conversion of the remaining outstanding debentures, together with the 178,989 additional shares of common stock and warrants to purchase an aggregate of up to 95,461 shares of common stock.

Registration Rights

We have entered into a registration rights agreement with the holders of our 7.0% senior unsecured convertible debentures pursuant to which we have agreed to register for resale the 571,011 shares of common stock and 304,539 shares of common stock underlying the warrants issued to the debenture holders on January 13, 2006, as well as the 178,989 additional shares of common stock and 95,461 shares of common stock underlying warrants that will be issued at a subsequent closing under the securities exchange agreement, subject to stockholder approval under the Marketplace Rules.

Key Terms of the Debentures

On December 20, 2004, we sold and issued $25.5 million of our 7.0% senior unsecured convertible debentures, which have a conversion price of $5.50, a premium of approximately 16% over the closing price of our common stock on December 20, 2004. On the date hereof, an aggregate principal amount of $6,085,623 of the debentures remain outstanding. If we do not obtain stockholder approval of this proposal, the debenture holders will not be obligated to convert the remaining portion of the debentures, and the debentures will remain outstanding. We may not prepay any principal under a debenture without prior consent of the holder, nor may we force a debentureholder to convert its debenture into shares of our common stock.

  Interest

The debentures bear interest on their unpaid principal amount at a rate of 7% per year. Interest payments on the debentures are due each March 31, June 30, September 30 and December 31, or the first business day following such date if it is not a business day, and on December 20, 2007, the maturity date of the debentures. We must pay interest in cash unless we meet certain conditions to pay interest in shares of our common stock, in which case we may choose to pay all or a portion of any interest due in shares of our common stock. We do not plan to pay any of the interest due in shares of our common stock.

  Conversion of Debentures

The debentures are convertible into shares of our common stock at any time at the option of the holder at a conversion price of $5.50 per share. The $6,085,623 aggregate principal amount of debentures outstanding are currently convertible into an aggregate of 1,106,477 shares of common stock. We are not entitled to require a debentureholder to convert its debenture into shares of our common stock.

No holder may convert any portion of a debenture if the number of shares of common stock to be issued upon conversion plus the number of shares of common stock beneficially owned by the holder would exceed 4.99% of our issued and outstanding shares of common stock, unless we announce or undergo a liquidation event or change of control and the holder waives this limitation at least 60 days prior to the proposed conversion.

  Prepayment of Debentures

We may not prepay any principal under a debenture without prior consent of the holder.

  Mandatory Redemption, Events of Default and Change of Control

If an event of default occurs, or if we undergo a change of control, the debentureholders can require us to redeem all or any portion of the unpaid principal under the debentures, plus all accrued and unpaid interest, at the mandatory redemption price.

In the case of a mandatory redemption following a change of control, regardless of whether the mandatory redemption also follows an event of default, the mandatory redemption price will be the sum of the unpaid principal of the debenture multiplied by 115% if the change of control occurs on or prior to December 20, 2006, or 110% if the change of control occurs after December 20, 2006 and on or prior to December 20, 2007, the maturity date of the debentures, plus all accrued and unpaid interest. In the case of a mandatory redemption following an event of default, other than an event of default following a change of control, the mandatory redemption price will be the sum of the unpaid principal of the debenture plus all accrued and unpaid interest.

A change of control means the existence or occurrence of any of the following:

•	the sale, conveyance or disposition of all or substantially all of our assets,

•	a transaction or series of transactions in which more than 50% of our voting power is disposed of,

•	the consolidation, merger or other business combination of Bookham with or into any other entity, immediately following which the prior stockholders of Bookham fail to own, directly or indirectly, at least 50% of the surviving entity,

•	a transaction or series of transactions in which any person or group acquires more than 50% of our voting equity and

•	a majority of our board of directors does not consist of continuing directors, meaning individuals who were members of our board of directors on December 20, 2004 or were nominated or elected by at least a majority of the directors who were continuing directors at the time of the nomination or election.

An event of default under the debentures will occur if:

•	any insolvency or bankruptcy proceeding, receivership, liquidation, reorganization or other similar proceeding, dissolution or winding up, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy proceedings, or assignment for the benefit of creditors or any marshalling of the material assets or material liabilities occurs or is publicly announced with respect to Bookham or any of our significant subsidiaries,

•	we breach or provide notice of our intent to breach, in a material respect, any covenant or other material term or condition of the debentures, and the breach continues for a period of ten business days following written notice of the breach from the debentureholder,

•	we breach or provide notice of our intent to breach, in a material respect, our covenants in the securities purchase agreement, the registration rights agreement or the warrants, and the breach continues for a period of ten business days following written notice of the breach from the debentureholder, except that the breach of an obligation to file a registration statement or an amendment or supplement to a registration statement or to maintain the effectiveness of a registration statement will not be an event of default if the breach is caused by our inability, due to audit or accounting issues, to make a filing required under the Securities Exchange Act of 1934, as amended, in order to maintain the effectiveness of the registration statement, and we are working diligently and in good faith to resolve the audit or accounting issues in order to make the required filing as soon as is reasonably practicable,

•	any material representation or warranty made by us in the debentures, the securities purchase agreement, the registration rights agreement or any other related transaction document was inaccurate or misleading in any material respect as of the date the representation or warranty was made,

•	a default occurs or is declared, or any amounts are accelerated, under or with respect to any instrument that evidences debt of Bookham or any of our subsidiaries in a principal amount exceeding $100,000 and

•	our common stock ceases to be registered under the Exchange Act or to be listed on the NASDAQ National Market, the NASDAQ SmallCap Market or the New York Stock Exchange.

Effect on Outstanding Common Stock

The issuance and sale of additional shares of common stock could have a dilutive effect on our earnings per share and on a stockholder’s percentage voting power in Bookham. In addition, the issuance and sale of additional shares of common stock could render more difficult or discourage an attempt to obtain a controlling interest in Bookham or the removal of the incumbent board of directors and may discourage unsolicited takeover attempts which might be desirable to stockholders.

Consequences if Stockholder Approval is Not Obtained

If we do not obtain stockholder approval of this proposal, the debenture holders will not be obligated to convert the remaining portion of their debentures, which have an aggregate principal amount of $6,085,623, and the debentures will remain outstanding and will continue to be convertible into 1,106,477 shares of common stock in accordance with their existing terms. If we do not have adequate cash resources to repay these debentures when they come due, our business and operations could be adversely affected.

STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

If a stockholder intends to submit a proposal for inclusion in the proxy statement and proxy card for our 2006 annual meeting, the stockholder must follow the procedures outlined in Rule 14a-8 under the Securities Exchange Act of 1934, as amended. We must receive any proposals intended for inclusion in the proxy statement at our principal executive offices, Bookham, Inc., 2584 Junction Avenue, San Jose, California 95134, Attention: Corporate Secretary, no later than May 23, 2006.

If a stockholder wishes to present a proposal at the 2006 annual meeting, but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, the stockholder must also give written notice to us at the address noted above. Our bylaws specify the information that must be included in any such notice, including a brief description of the proposal and the name of the stockholder proposing such business. We must receive this notice at least 90 days, but not more than 120 days, prior to October 26, 2006. However, if the 2006 annual meeting is scheduled to be held prior to October 6, 2006 or after December 25, 2006, the notice must be received no earlier than the 120th day prior to the 2006 annual meeting and no later than the close of business on the later of (1) the 90th day prior to the 2006 annual meeting and (2) the 10th day following the date on which notice of the date of the meeting was mailed or public disclosure was made, whichever occurs first. If the stockholder fails to provide timely notice of a proposal to be presented at the 2006 annual meeting, the chairman of the meeting may exclude the proposal from being brought before the meeting and the proxies designated by our board of directors will have discretionary authority to vote on such proposal should it be allowed to come before the meeting.

HOUSEHOLDING OF PROXY STATEMENT

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of our proxy statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of our proxy statement to you if you call or write us at the following address or phone number: Bookham, Inc., 2584 Junction Avenue, San Jose, California 95134, Attention: Corporate Secretary, (408) 383-1400. If you would like to receive separate copies of annual reports and proxy statements in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

OTHER MATTERS

We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse brokerage houses and other persons for their reasonable expenses in connection with this distribution.

We have retained The Altman Group to assist in the solicitation of proxies by mail, telephone or other electronic means, or in person, for a fee of approximately $7,500 plus expenses relating to the solicitation.

We encourage you to attend the special meeting in person. However, in order to make sure that you are represented at the special meeting, we urge you to complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. Stockholders who attend the meeting may vote their stock personally even though they have sent in their proxies.

By order of the Board of Directors,

Peter F. Bordui
Chairman of the Board of Directors

February 22, 2006
San Jose, California

Appendix A
PROXY
BOOKHAM, INC.
SPECIAL MEETING OF STOCKHOLDERS
March 22, 2006
This Proxy is solicited on behalf of the Board of Directors of Bookham, Inc. (the “Company”).
     The undersigned, having received notice of the special meeting of stockholders and the proxy statement thereof and revoking all prior proxies, hereby appoints Giorgio Anania, Stephen Abely, Thomas Kelley and John A. Burgess (with full power of substitution), as proxies of the undersigned, to attend the special meeting of stockholders of the Company to be held on [Wednesday, March 22], 2006, and any adjourned or postponed session thereof, and there to vote and act as indicated upon the matters on the reverse side in respect of all shares of common stock which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.
     Attendance of the undersigned at the special meeting of stockholders or at any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned affirmatively indicate(s) thereat the intention of the undersigned to vote said shares of common stock in person. If the undersigned hold(s) any of the shares of common stock in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.
     Please vote, date and sign on reverse side and return promptly in the enclosed postage pre-paid envelope.
     Has your address changed? Do you have any comments?

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
CONTINUED AND TO BE SIGNED ON REVERSE SIDE
SEE REVERSE SIDE

BOOKHAM, INC. 2584 JUNCTION AVENUE SAN JOSE, CA 95134	VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Bookham, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Bookham, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
BOOKHAM, INC.
The shares of common stock of Bookham, Inc. represented by this proxy will be voted as directed by the undersigned for the proposals herein proposed by the Company. If no direction is given with respect to any proposal specified herein, this proxy will be voted FOR the proposal. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting or any adjournment thereof.

Vote on Proposals

1. To approve the issuance of 1,106,477 shares of common stock upon the conversion of the Company’s 7.0% senior unsecured convertible debentures, together with the issuance of an additional 178,989 shares of common stock, warrants to purchase 95,461 shares of common stock and 95,461 shares of common stock issuable upon exercise of the warrants under a securities exchange agreement with the holders of the Company’s 7.0% senior unsecured convertible debentures.
☐ For ☐ Against ☐ Abstain

2. To transact such other business as may properly come before the special meeting or any postponements or adjournments thereof, including to consider any procedural matters incident to the conduct of the special meeting, such as the postponement of the special meeting in order to solicit additional proxies to vote in favor of the matter presented at the special meeting.
☐ For ☐ Against ☐ Abstain

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Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date